EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
BREED Technologies, Inc.
Stuart D. Boyd, Vice President, Legal Affairs
863-668-6389

                          BREED TECHNOLOGIES ANNOUNCES
                            EMERGENCE FROM CHAPTER 11

LAKELAND, FL. DECEMBER 27, 2000. BREED Technologies, Inc., a global producer of automotive safety systems, today announced its successful emergence from the chapter 11 bankruptcy process it began on September 20, 1999. BREED's Plan of Reorganization, confirmed by the United State Bankruptcy Court for the District of Delaware on November 22, 2000, became effective on December 26, 2000 and provides, among other things, for the cancellation of all of BREED's common stock outstanding prior to the effective date of the Plan. Under the Plan, BREED will continue as a private corporation with new capital and ownership structures. As previously announced, John Riess, the former CEO of Gates Rubber Company, has been named BREED's Chief Executive Officer. Additional details will be provided when the company returns from its holiday shutdown on January 2, 2001.